UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 25, 2021

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 25, 2021, Green Plains Inc. (the “Company”) issued a press release announcing the pricing of its underwritten public offerings of $175.0 million of its common stock at a price of $23.00 per share, which was upsized from the previously announced $150.0 million offering, and $200.0 million aggregate principal amount of 2.25% Convertible Senior Notes due 2027 (the “Notes”), which was upsized from the previously announced $150.0 million aggregate principal amount of notes. The aggregate gross proceeds to the Company from the offerings, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be approximately $375.0 million. The Company also granted the underwriters in the common stock offering a 30-day option to purchase up to an additional 1,141,500 shares of its common stock on the same terms and conditions and to the underwriters in the Notes offering a 30-day option to purchase up to an additional $30.0 million in aggregate principal amount of the Notes on the same terms and conditions solely to cover over-allotments.

The Notes will bear interest at a rate of 2.25% per year, payable on March 15 and September 15 of each year, beginning September 15, 2021, and mature on March 15, 2027. The Notes will be general senior, unsecured obligations of the Company.

The Company expects to use approximately $156.3 million of the net proceeds of the convertible notes offering to repurchase approximately $135.5 million aggregate principal amount of its 4.125% convertible notes due 2022 (the “2022 notes”) in privately negotiated transactions concurrently with this offering. The Company intends to use the balance of the net proceeds from the notes offering and the net proceeds from the common stock offering to repay the 2022 notes remaining outstanding at their maturity date and for general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 25, 2021.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2021	Green Plains Inc.

By: /s/ G. Patrich Simpkins Jr. .
G. Patrich Simpkins Jr.
Chief Financial Officer
(Principal Financial Officer)